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                                                                    EXHIBIT 3.12


                                     BY-LAWS

                                       OF

                      KINETIC CONCEPTS INTERNATIONAL, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The principal office of the Corporation outside the State of Delaware shall be in the City of San Antonio, State of Texas. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meeting. All meetings of the stockholders shall be held at such time and at such place within or without the State of Delaware as shall be determined by the Board of Directors.

         Section 2. Annual Meetings. Annual meetings of the stockholders shall be held on the 75th day after the expiration of the Corporation's fiscal year, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 9:00 a.m., at which the stockholders shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any proper purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation, may be called at any time by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of the holders of shares of the Corporation then issued, outstanding and entitled to vote at the meeting which represent not less than 10% of the votes entitled to be cast at the meeting. Such request shall state the purpose or
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purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

         Section 4. Notice. Written or printed notice stating the place, date and hour of any meeting of stockholders, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (6O) days before the date of the meeting, either personally or by mail, by or at the direction of the President, a Vice President, the Secretary, an Assistant Secretary or the person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock ledger of the Corporation.

         Section 5. List of Shareholders. The officer or agent of the Corporation having charge of the stock ledger of the Corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list, for a period of ten (10) days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger, or to vote at any meetings of stockholders.

         Section 6. Quorum. The holders of issued and outstanding shares which represent not less than a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation (all references to the Certificate of Incorporation in these By-Laws includes any Certificate of Designation respecting a resolution of the Board of Directors providing for the issue of a series of preferred stock of the Corporation and which has been filed in the office of the Secretary of State of the State of Delaware). If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority in interest of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented without notice of the adjourned meeting other than announcement of the time and place thereof at the meeting at which the adjournment is taken. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (3O) days, or if after the adjournment a new record

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date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall decide any question brought before such meeting, unless the vote of a different number is expressly required by statute, the Certificate of Incorporation or these By-Laws. The voting for election of directors may be by written ballot or other means.

         Section 8. Proxy. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power held by such stockholder. Every proxy must be executed in writing (which shall include telegraphing or cabling) by the stockholder or by his duly authorized attorney-in-fact, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 9. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number of Directors. The number of directors of the Corporation shall be three (3). Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be stockholders of the Corporation.

         Section 2. Vacancies and Additional Directorships. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

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         Section 3. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 4. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by either the Chairman of the Board or the President on two business days' notice to each director, either personally or by mail or by telegram, and in the case of notice by mail, such notice shall be deemed to have been given on the third day following the date on which such notice is deposited in the United States mail, postage prepaid, properly addressed to such director. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two directors.

         Section 8. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of directors constituting the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the executive committee provided for in Section 10 of this Article III, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the

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power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 10. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee which shall consist of two or more members. The Chairman of the Board and the President shall be members of the executive committee. The executive committee shall have, except as otherwise provided by law or by resolution of the Board of Directors, all the authority of the Board of Directors during the intervals between the meetings of the Board of Directors.

         Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the committees of the Board of Directors may, by resolution of the Board of Directors, be allowed like compensation for attending meetings of such committees.

         Section 12. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         Section 13. Meetings by Conference Call, Etc. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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         Section 14. Removal of Directors. Unless otherwise restricted by the
Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

         Section 15. Reliance Upon Books. Directors and members of any committee designated by the Board of Directors shall, in the performance of their duties, be fully protected in relying in good faith upon the books of accounts or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Form of Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail as aforesaid.

         Section 2. Waiver. Whenever any notice is required to be given to any director or stockholder of the Corporation under the provisions of the statutes, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also, if it chooses to do so, elect additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers,

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all of whom shall also be officers. Two or more offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

         Section 2. Election. The Board of Directors at its first meeting after each annual meeting of the stockholders shall elect a Chairman of the Board, and a President, both of whom shall be members of the Board, and shall elect one or more vice presidents, a secretary and a treasurer who need not be members of the Board. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Chairman. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have such authority and perform such duties as usually appertain to the Chief Executive Officer in business corporations. He shall preside at all meetings of the stockholders and the Board of Directors. Subject to the provisions of these By-laws and to the direction of the Board of Directors, the Chairman of the Board of Directors shall have the general and active management of the business of the Corporation, shall execute all contracts requiring a seal and shall also execute any mortgages, conveyances of other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

         Section 4. President. The President shall be the Chief Operating Officer of the Corporation and shall have such authority and perform such duties as usually appertain to the Chief Operating Officer in business corporations and as are determined from time to time by the Board of Directors and the Chairman of the Board. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors and possess all the other authority of the Chairman of the Board.

         Section 5. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board or the President, perform the duties and exercise the powers of such offices, respectively, and shall generally assist the Chairman of the Board and President and perform such other duties as the Board of Directors shall prescribe.

         Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees of the Board when required. He shall give, or cause to be given, notice of

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all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 7. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 8. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in such manner as may be authorized by the Board of Directors from time to time, making proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 9. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 10. Chief Executive Officer. The Chief Executive Officer of the Company shall have the responsibility of the general and active management of the business of the Company including the formulation of business plans, the preparation of budgets, and the review of day-to-day operations. The Chief Executive Officer shall see that all order and resolutions of the Board of Directors or any committee thereof are carried into effect. The Chief Executive Officer shall have authority to execute all contracts in the name of and on behalf of the Company, but this grant of authority shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent, or attorney of the Company. The signature of the Chief Executive Officer need not be attested by another officer of the Company.

         Section 11. Chief Financial Officer. The Board of Directors may elect a Chief Financial Officer who shall coordinate the financial planning for the Corporation with the Chief Executive Officer and/or President. The Chief Financial Officer shall be

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responsible for maintaining and reviewing all of the obligations of the Company under any debt instruments the Corporation may, from time to time, execute.

         Section 12. Senior Vice Presidents. The Senior Vice President or, if there be more than one, the Senior Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence of disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

         Section 13. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

         Section 1. Form of certificates. The Corporation shall deliver certificates representing all shares to which stockholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value. They shall be signed by the Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and

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the qualification, limitations or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other

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action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Certificate of Incorporation.

         Section 2. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         Section 3. Seal. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 4. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE VIII

                                     BY-LAWS

         Section 1. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws. Any action of the Board of Directors to effect any alteration, amendment, repeal or adoption of new By-Laws may be taken only by the affirmative vote of a majority of the whole Board.

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         Section 2. When By-Laws Silent. It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the statutes shall control.

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